Exhibit 99.1
Isolagen, Inc. Reports Positive Top-line Results from Pivotal Phase III Studies of Isolagen
Therapy™ in Wrinkles: Studies Meet All Primary Efficacy Endpoints and are Statistically
Significant
-Investor Conference Call to be held on Wednesday, August 6, 2008 at 8:00 a.m.-
EXTON, PA — August 5, 2008 - Isolagen™, Inc. (AMEX:ILE) announced today positive top-line efficacy and safety results from two pivotal, Phase III clinical studies (Studies IT-R-005 and IT-R-006) of the Isolagen Therapy™ for the treatment of nasolabial folds, or wrinkles. Each study, conducted under an FDA Special Protocol Assessment (SPA), met all primary endpoints and was highly statistically significant, making this a major clinical milestone for the Company.
“This is a significant achievement for Isolagen and an important step towards bringing the first ever autologous cell therapy product to the market for aesthetic use. As the future evolves and current therapies continue to show their age, the need for novel skin rejuvenation products becomes evident. With these statistically significant results, we believe we are now in an excellent strategic position,” said Nicholas L. Teti, Jr., Chairman of Isolagen. “These results further support the proof of principle for autologous cell therapy and open the door for further research in aesthetics, acne scars, burn scars and other clinical applications.”
The pivotal, Phase III placebo-controlled studies investigating the efficacy and safety of Isolagen Therapy for the treatment of nasolabial folds, or wrinkles, evaluated a total of 421 people at 13 clinical sites across the United States. In Study IT-R-005, both the Evaluator and Patient evaluations met the co-primary endpoints and were statistically significant achieving p values of <0.0001 and 0.0001, respectively. In Study IT-R-006, statistical significance was also achieved for both primary efficacy endpoints, achieving p values of 0.0075 and <0.0001 for the Evaluator and Patient evaluations, respectively. Top-line statistical results showed that p values at Month 6 following third injection were comparable to p values at Month 2, with both observation periods achieving statistical significance.
Top-line Statistical Results at Observation Visits (p values*):

	005 Patient	005 Evaluator	006 Patient	006 Evaluator
Month 2	0.0001	0.0005	0.0003	0.0039
Month 4	0.0006	0.0003	0.0012	0.0002
Month 6	0.0001	<0.0001	<0.0001	0.0075
*p values <0.05 are considered statistically significant.

Preliminary safety analyses showed the Isolagen Therapy was well tolerated with safety results comparable to placebo in the clinical studies. No serious adverse events related to Isolagen Therapy were observed in the studies.
“I am excited by these positive study results suggesting a clinical benefit from the Isolagen Therapy, a novel therapy using a person’s own cells for the treatment of wrinkles,” said Stacy R. Smith, M.D., study investigator and Assistant Clinical Professor, Division of Dermatology, University of California San Diego. “I believe the aesthetics community would welcome a new, first in class, regenerative therapy. The results of these pivotal studies will generate even greater interest in the outcome of the ongoing Phase II/III clinical study of Isolagen Therapy for the treatment of acne scars, where there is a significant unmet need.”
The Isolagen Process™ is a proprietary cellular processing system that creates a natural, living cell therapy. By multiplying a person’s own collagen-producing cells, or fibroblasts, into tens of millions of new cells, a personalized treatment is created that is then returned to the person’s skin. This first of its kind aesthetic treatment, known as the Isolagen Therapy, is designed to improve skin damage caused by the normal effects of aging, sun damage, acne and burns.
“We are thrilled with the positive results from our pivotal Phase III clinical studies of the Isolagen Therapy,” said Declan Daly, President and Chief Executive Officer of Isolagen. “We intend to file our Biologics License Application (BLA) with the FDA in early 2009 and continue to progress our ongoing Acne trial. I want to thank the clinical investigators and congratulate the Isolagen team for their exceptional performance and clinical achievement in this groundbreaking pivotal study confirming our belief in this innovative approach to aesthetic skin therapy.”
About the Studies
The goal of the Phase III multicenter, double-blind, randomized, placebo-controlled studies was to demonstrate the efficacy of three treatments of Isolagen Therapy compared with placebo in the treatment of bilateral nasolabial folds, or wrinkles, six months following the last study treatment, using the co-primary endpoints of:
•	Subject Wrinkle Satisfaction Assessment: the person’s own assessment of the wrinkles using a 5-point wrinkle satisfaction scale, and an

•
Evaluator Wrinkle Severity Assessment: the evaluator’s live assessment of each of the bilateral nasolabial fold wrinkles at rest using a 6-point ordinal wrinkle severity scale with a photoguide as a reference tool.

Isolagen’s Phase III studies for wrinkles were conducted under the Food and Drug Administration’s (FDA) Special Protocol Assessment (SPA) regulations. The SPA process results in an agreement with the FDA that successful clinical trial results will form the basis of an efficacy claim for a marketing application. Although significant, the SPA does not guarantee approval of a BLA.
Further, Isolagen is currently conducting a Phase II/III clinical program to investigate the Isolagen Therapy for the treatment of moderate to severe acne scars.
Investor Conference Call
Isolagen will be hosting an investor conference call and webcast on Wednesday, August 6, 2008 at 8:00 a.m. Eastern Time to discuss the results of these Phase III studies. To participate in the audio portion and have the opportunity to pose questions, dial 1-800-901-5259; Passcode 45113071. An audio webcast also will be available on the Investor Relations section of Isolagen’s website, www.isolagen.com.
A replay of the conference call will be available beginning at August 6, 2008 at 10:30 a.m. Eastern Time. To listen to a replay of the conference call, dial 1-888-286-8010; Passcode 71787160 or listen via Isolagen’s website. The replay will be available for four weeks.
About Isolagen, Inc.
Isolagen™, Inc. (AMEX: ILE) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies. The company’s technology platform includes the Isolagen Process™, a cell processing system for skin and tissue rejuvenation which is currently in clinical development for a broad range of aesthetic and therapeutic applications including wrinkles, acne scars, burns and periodontal disease. Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera® Laboratories, Inc. For additional information, please visit www.isolagen.com.
Isolagen Forward Looking Statements
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, the timely filing of our Biologics Licensing Application (BLA) with the FDA, the timely completion of our acne trial, and our ability to complete the regulatory process and market our products and the market’s acceptance of any products we bring to market. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other public filings with the SEC since such date.
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